                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                   Form 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 14, 2002
                                (Date of Report)

                    Central European Distribution Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                      0-24341                        54-1865271
(State or other jurisdiction   (Commission file number)   (IRS employer identification number)
      of incorporation)

               1343 Main Street, Suite 301, Sarasota Florida 34236
                    (Address of Principal Executive Offices)

        Registrants telephone number, including area code: (941) 330 1558

ITEM 7 Financial Statements, Pro forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

                                                       INDEX

                                                                                                             Page
                                                                                                             ----
PART I.  Financial Information
-------  ---------------------
Item 1.  Report of Independent Auditors.....................................................................     3

Item 2.  Financial Statements...............................................................................
         Balance Sheets at December 31, 2000 and December 31, 2001..........................................     4

         Statements of Income for the years ended December 31, 2000
         and December 31, 2001..............................................................................     5

         Statements of Changes in Stockholders' Equity for the years ended
         December 31, 2000 and December 31, 2001 ...........................................................     6

         Statements of Cash Flows for the years ended December 31, 2000
         and December 31, 2001 .............................................................................     7

         Notes to Financial Statements......................................................................  8-14

(b)  Unaudited Pro forma Financial Information
     -----------------------------------------

         Unaudited pro forma condensed combined balance sheet at December 31, 2001..........................    16

         Unaudited pro forma condensed combined income statement for the year ended
         December 31, 2001..................................................................................    17

         Notes to the unaudited pro forma financial information ............................................ 18-21

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of Damianex S.A.

We have audited the accompanying balance sheets of Damianex S.A. as of December 31, 2000 and 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damianex S.A. at December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                  ERNST & YOUNG AUDIT Sp. z o.o.

Warsaw, Poland
April 22, 2002

                                  DAMIANEX S.A.

                                 BALANCE SHEETS
                   (Amounts in columns expressed in thousands)

                                                                       December 31,
                                                                    ------------------
                                                                      2000       2001
                                                                    -------    -------
                              ASSETS
Current Assets
Cash and cash equivalents                                           $ 2,688    $ 2,327
Accounts receivable, (net of allowance for doubtful accounts of
$55,000 and $273,000, respectively)                                   5,795      6,964
Inventories                                                           4,282      4,356
Deferred income taxes                                                     2         19
Prepaid expenses and other current assets                               178         54
                                                                    -------    -------
Total Current Assets                                                 12,945     13,720

Non-current deferred income taxes                                       164        172
Property, plant, and equipment, net                                   1,370      1,550
                                                                    -------    -------
Total Assets                                                        $14,479    $15,442
                                                                    =======    =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable                                              $ 6,431    $ 3,346
Bank loans and overdraft facilities                                   5,303      8,012
Income and other taxes payable                                          264        308
Other current liabilities                                               143        205
                                                                    -------    -------
Total Current Liabilities                                            12,141     11,871

Commitments and contingencies

Stockholders' Equity

Common Stock ($57 par value, 30,500 shares authorized, issued and
outstanding at December 31, 2000 and 2001)                            1,739      1,739
Retained earnings                                                       617      1,727
Accumulated other comprehensive income (loss)                           (18)       105
                                                                    -------    -------
Total Stockholders' Equity                                            2,338      3,571
                                                                    -------    -------
Total Liabilities and Stockholders' Equity                          $14,479    $15,442
                                                                    =======    =======

                                  DAMIANEX S.A.

                               STATEMENT OF INCOME
                   (Amounts in columns expressed in thousands)

                                                                       Year ended December 31,
                                                                       -----------------------
                                                                           2000       2001
                                                                          -------   -------
Net sales                                                                 $59,135   $78,977
Cost of goods sold, excluding depreciation                                 52,756    70,262
                                                                          -------   -------
                                                                            6,379     8,715
Selling, general and administrative expenses, excluding depreciation        4,976     6,008
Bad debt expense                                                               45       218
Depreciation of tangible fixed assets                                          49       258
                                                                          -------   -------

Operating income                                                            1,309     2,231

Non-operating income (expense)
Interest expense                                                             (401)     (555)
Interest income                                                                62       108
Realized and unrealized foreign currency transaction gains, net                16       140
Other expenses, net                                                           (88)     (193)
                                                                          -------   -------

Income before income taxes                                                    898     1,731

Income tax expense                                                           (296)     (520)
                                                                          -------   -------

Net income                                                                $   602   $ 1,211
                                                                          =======   =======

See accompanying notes.

                                  DAMIANEX S.A.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              (Monetary amounts in columns expressed in thousands)

                                                           Accumulated
                                                              other
                                  Common       Retained   comprehensive
                                  Stock        Earnings   income/(loss)    Total
                             ---------------   --------   -------------   ------
                             No. of
                             shares   Amount
                             ------   ------
Balance at 31,
December 1999                30,500   $1,739    $   15        $ 184       $1,938

Net income                                         602           --          602
Foreign currency
translation adjustment           --       --        --         (202)        (202)
(net of tax effect)
                             ------   ------    ------        -----       ------
Comprehensive income             --       --                                 400
                             ------   ------    ------        -----       ------
Balance at 31, December      30,500    1,739       617          (18)       2,338
2000

Net income                       --       --     1,211           --        1,211
Foreign currency
translation adjustment
(net of tax effect)              --       --        --          123          123
                             ------   ------    ------        -----       ------
Comprehensive income             --       --                               1,334

Dividend declared and paid                        (101)                     (101)
                             ------   ------    ------        -----       ------
Balance at 31, December      30,500   $1,739    $1,727        $ 105       $3,571
2001
                             ======   ======    ======        =====       ======

See accompanying notes.

                                  DAMIANEX S.A.

                            STATEMENTS OF CASH FLOWS
                   (amounts in columns expressed in thousands)

                                                                    Year ended December 31,
                                                                    -----------------------
                                                                        2000      2001
                                                                       -------   -------
Operating Activities
Net income                                                             $   602   $ 1,211
Adjustments to reconcile net income to net cash provided by (used
in) operating activities:
      Depreciation                                                          49       258
      Bad debt provision                                                    45       218
      Deferred income tax benefit                                           (2)      (25)
      Gain on disposal of fixed assets                                      (6)      (14)
      Changes in operating assets and liabilities:
           Accounts receivable                                          (2,203)   (1,387)
           Inventories                                                  (3,617)      (74)
           Prepayments and other current assets                           (156)      124
           Trade accounts payable                                        4,545    (3,085)
           Income and other taxes payable                                  216        44
           Other payables                                                  141       199
                                                                       -------   -------

Net Cash used in Operating Activities                                     (386)   (2,531)

Investing Activities
Purchase of property and equipment                                        (645)     (481)
Proceeds from sale of equipment                                             35        43
                                                                       -------   -------

Net Cash used in Investing Activities                                     (610)     (438)

Financing Activities
Proceeds from short-term borrowings                                      5,303     8,012
Repayments of short-term borrowings                                     (1,717)   (5,303)
Dividends paid                                                              --      (101)
                                                                       -------   -------

Net Cash Provided by Financing Activities                                3,586     2,608
                                                                       -------   -------
Net Increase (Decrease) in cash and cash equivalents                     2,590      (361)

Cash and cash equivalents at beginning of period                            98     2,688

                                                                       -------   -------
Cash and cash equivalents at end of period                             $ 2,688   $ 2,327
                                                                       =======   =======

Supplement cash flow information:
      Interest paid                                                    $   397   $   447
      Income taxes paid                                                $   163   $   391

See accompanying notes.

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

1.   Organization and Description of Business

The business "Damianex was originally organized as a partnership ("the Partnership") during 1991. Damianex S.A. (the "Company", "S.A.") was established on December 10, 1998 as a Polish Joint Stock Company. The Company started trading activities on May 21, 1999, when inventories were transferred to the Company from the Partnership in exchange for cash. The partnership ceased to exist during 2000. The Company's main activities are the wholesale of alcoholic (mainly beer) and non-alcoholic beverages. The Company has approximately 600 employees and 11 branch offices, which are located throughout south-eastern Poland. The Company's headquarters are located in Lancut, Poland and all of the Company's operations are conducted within the boundaries of Poland.

Pursuant to Polish statutory requirements, Damianex S.A. may pay annual dividends, based on their audited Polish statutory financial statements, to the extent of their retained earnings as defined. At December 31, 2001, substantially all retained earnings were available for payment of dividends.

2.   Accounting Policies

The significant accounting policies and practices followed by the Company are as follows:

Basis of Presentation

The Company maintains its books of account and prepares its statutory financial statements in Polish zloties (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The accompanying financial statements have been adjusted to reflect accounting principles generally accepted in the United States ("US GAAP").

Foreign Currency Translation and Transactions

The accompanying financial statements have been prepared in US Dollars.

The Company's functional currency is the local currency -Polish Zloty. Assets and liabilities are translated to US Dollars at the exchange rate in effect at each year end. Income statement accounts are translated to US Dollars at the average rate of exchange prevailing during the year. Translation adjustments (net of taxes) arising from the use of differing exchange rates from period to period are included as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.

The exchange rate used on zloty denominated transactions and balances for translation purposes as of December 31, 2000 and 2001 for one US dollar was
4.149 PLN and 3.98 PLN respectively. As of April 22, 2002, the rate had changed to 4.04 PLN.

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               Monetary amounts in columns expressed in thousands

Property, Plan and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Depreciation periods are as follows:

        Type                Depreciation life in years
-------------------------   --------------------------
Land                                   --
Buildings                            25-40
Machinery and Equipment               2-5
Transportation Equipment              2-5
Other                                 2-7

The Company periodically reviews property, plant and equipment, when indicators of impairment exist and if the value of the asset is impaired, an impairment loss is recognized. The Company recognizes impairment losses on long-lived assets in the event the net book values of such assets exceeds the future undiscounted cash flows attributable to such assets. No such impairment adjustments have been recorded by the Company.

Revenue Recognition

Revenue is recognized when goods are shipped or delivered to customers in accordance with United States Securities and Exchange Commission Staff Accounting Bulletin 101. Sales are presented net of sales returns and discounts.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Inventories are comprised primarily of beer and non-alcoholic beverages. The Company has not experienced significant losses from spoilage or obsolescence.

Cash and Cash Equivalents

Short-term investments that have a maturity of three months or less at the date of purchase are classified as cash equivalents. All of the amounts were located in bank accounts in Poland at December 31, 2001 and 2000.

Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Income Taxes

The Company computes and records income taxes in accordance with the liability method.

Comprehensive income

Comprehensive income, is defined as all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments. The foreign translation gains and losses on the translation from Polish zloties to US dollars are classified as a separate component of the stockholders' equity as "accumulated other comprehensive income
(loss)".

During the period ended December 31, 2001, the Company incurred foreign currency translation gains of $123,000 (net of tax effect) and reported this amount as part of the accumulated comprehensive income in stockholders' equity of $105,000. The total of the accumulated other comprehensive income consists of currency translation adjustments

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               Monetary amounts in columns expressed in thousands

($12,000 net loss, net of taxes) and adjustments from discontinuing hyper-inflationary accounting for assets purchased prior to January 1, 1998 ($117,000 gain, net of taxes)

Employee benefits

The Company is required pursuant to Polish labor laws, to pay a bonus of one months salary to employees upon retirement. The estimated liability for these benefits is accrued on a current basis. The Company also accrues for vacation pay.

Recently issued accounting pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) released SFAS 141 "Business Combinations". This Statement requires that combinations be accounted for by a single method - the purchase method. This Statement also requires among other things, separate recognition of intangible assets apart from goodwill if they meet the prescribed criteria. The provisions of this Statement apply to all business combinations initiated after June 30, 2001.

In June 2001, the FASB released SFAS 142 "Goodwill and other intangible assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses among other things, how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001.

The Company does not anticipate that these two statements will have a material effect on their financial statements.

In August 2001, the FASB released SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of". This statement removes goodwill from its scope, (addressed in SFAS 142) and addresses long-lived assets to be held and used, to be disposed of other than by sale and to be disposed of by sale. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company does not anticipate that this statement will have a material effect on their financial statements.

3.   Property, Plant and equipment

Property, plant and equipment, presented net of accumulated depreciation in the balance sheets, consists of:

                                                                   December 31,
                                                               -----------------
                                                                2000       2001
                                                               ------     ------
Land                                                           $   78     $   87
Buildings                                                         738        799
Machinery and equipment                                            57         86
Transportation equipment                                          575        878
Other                                                             148        179
                                                               ------     ------
                                                                1,596      2,029

Less accumulated depreciation                                     226        479

                                                               ------     ------
Property, plant and equipment, net                             $1,370     $1,550
                                                               ======     ======

                                 DAMIANEX S.A.

                         NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

4.   Allowance for Doubtful Accounts

Changes in the allowance for doubtful accounts were as follows:

                                  Year ended December, 31
                                  -----------------------
                                  2000               2001
                                  ----               ----
Balance, beginning of year         $10               $ 55
Provision for doubtful accounts     45                218
                                  -----------------------
Balance, end of year               $55               $273
                                  =======================

5.   Short-term bank loan and overdraft facilities

During 2000, the Company entered into two overdraft facilities that were denominated in foreign currencies. These were: 4,707,900 Swiss Franc (CHF) (secured by an authorization to the Company's current bank account and the cession of rights to an insurance agreement, with an interest rate of 3 months CHF LIBOR) and a $1,220,000 USD facility which was secured with a bill of exchange, cession of rights to an insurance agreement and take-over rights in regards to inventory and fixed assets. The interest rate applied amounted to 6 months USD LIBOR plus 1%. The Company also opened a 5,000,000 Polish Zloty (PLN) overdraft facility, secured by cession of rights to an insurance agreement, bill of exchange and take-over rights to vehicles. The interest rate applied was WIBOR.

                                                              December 31, 2000
                                                              -----------------
Swiss Franc (CHF), maximum available CHF 4,708 ($2,876)            $2,876
USD overdraft, maximum available $1,220                             1,220
Polish Zloty (PLN), maximum available PLN 5,000 ($1,207)            1,207
                                                                   ------
Total                                                              $5,303
                                                                   ======

During 2001, all outstanding overdraft facilities as at 31 December 2000 were repaid. A new overdraft facility was acquired for 4,000,000 Swiss Francs (CHF) which was secured by the Company's inventories. The interest rate was set at 3 month CHF LIBOR plus 1.8%. The other overdraft facilities opened in 2001 were as follows: 18,000,000 Polish Zloty (PLN), which was secured by the (pound)ancut premises, and authorization to the Company's bank accounts and inventories. The interest rate applied was 1 month WIBOR plus 0.7%; 10,000,000 PLN which was secured with authorization to the Company's bank accounts and take over rights of Company inventories, interest rate at 1 month WIBOR + 2%.

                                                              December 31, 2001
                                                              -----------------

Swiss Franc (CHF), maximum available  CHF 4,000 ($2,384)           $1,191
Polish Zloty (PLN), maximum available PLN 18,000 ($4,515)           4,312
Polish Zloty (PLN), maximum available PLN 10,000 ($2,509)           2,509
                                                                   ------
Total                                                              $8,012
                                                                   ======

The weighted average interest rate on short-term borrowings at December 31, 2001 and 2000 was approximately 14.33%, and 14.55% respectively.

6.   Income Taxes

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Income tax expense for the years ended December 31, 2000 and 2001, is summarized below:

                                     2000   2001
                                     ----   ----
Current Polish income tax expense    $298   $545
Deferred Polish income tax benefit     (2)   (25)
                                     ----   ----
Income tax expense                   $296   $520
                                     ====   ====

Total income tax expense varies from expected income tax expense computed at Polish statutory rates (30% in 2000 and 28% in 2001) as follows:

                                                              Year ended December 31,
                                                              -----------------------
                                                                    2000   2001
                                                                    ----   ----
Tax at Polish statutory rate                                        $269   $485
Increase in deferred tax asset valuation allowance relating
   primarily to bad debt expense                                      10     41
Permanent differences between financial and taxable income            17     (6)
                                                                    ----   ----
Income tax expense                                                  $296   $520
                                                                    ====   ====

Significant components of the Company's deferred tax assets is follows:

                                                        December 31,
                                                        ------------
                                                        2000    2001
                                                        ----   -----
Deferred tax liabilities:
Unrealized foreign exchange gains                       $ --    $(12)
Prepaid expenses                                         (14)     --
                                                        ----    ----
                                                        $(14)   $(12)
Deferred tax assets:
   Differences on fixed assets resulting from
   hyperinflationary adjustments and in the tax base    $164    $172
   Allowance for doubtful accounts receivable             17      76
   Unrealized foreign exchange losses                     11      --
   Accrued expenses and deferred income                   --       8
                                                        ----    ----
                                                         178     244
Less valuation allowance                                 (12)    (53)
                                                        ----    ----
Net deferred tax asset                                  $166    $191
                                                        ====    ====
Consisting of:
Current deferred tax asset                              $  2    $ 19
Non-current deferred tax asset                           164     172
                                                        ----    ----
                                                        $166    $191
                                                        ====    ====

Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized in the future. These evaluations are based on expected future taxable income and expected reversals of the various net deductible temporary differences. The valuation allowance relates primarily to the future tax deductibility of the allowance for bad debts which may not be deductible under local statutes.

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

In November 1999, legislation was enacted which reduced the corporate income tax rates in Poland effective January 1, 2000. The tax rate of 32% was reduced to 30% in 2000, 28% in 2001 and 2002, 24% in 2003 and 22% thereafter.

The Company's tax liabilities (including corporate income tax, Value Added Tax
(VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations and transactions are susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities.

7.   Financial Instruments, Commitments and Contingent Liabilities

Financial Instruments With On-Balance Sheet Risk and Their Fair Values

Financial instruments with on-balance sheet risk include cash and cash equivalents, accounts receivable, certain other current assets, trade accounts payable, bank loans and overdraft facilities, and other payables. These financial instruments are shown separately in the balance sheets and their carrying values approximate their fair values. This is because substantially all of these financial instruments have short maturity periods or carry interest at rates that approximate current market rates. The Company does not utilize financial derivatives such as foreign currency contracts or interest rate swaps.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from Polish companies. The Company restricts temporary cash investments to financial institutions with high credit standing. Credit is given to customers only after a thorough review of their credit worthiness. The Company does not normally require collateral with respect to credit sales. As of December 31, 2000 and 2001, the Company had no customers which accounted for more than ten percent of outstanding receivables. The Company has not experienced significant credit losses in the past.

Currency Risk

A portion of Company's bank loans and financial costs are expected to continue to be, denominated in or indexed to the other non-Polish denominated currency. By contrast, all of the Company's revenue is denominated in Polish zloty. Any devaluation of the Polish zloty against the non-Polish denominated currency, that the Company is unable to offset through price adjustments will require the Company to use a larger portion of its revenue to service its non-zloty denominated obligations.

Supply contracts

The Company has various agreements covering its sources of supply. Either party on relatively short notice may terminate some of them. Thus, there is a risk that some portion of the Company's supply of products could be curtailed at any time. Management believes that if these arrangements were terminated that alternative suppliers would be found without significant disruption to the business.

Lease Obligations

The Company has cancelable rental agreements for a number of the branch office locations. Monthly rentals range from approximately $4000 to $8000. All the branch office leases can be terminated by either party within two to three months.

The rental expense incurred under operating leases during 2000 and 2001 was as follows:

               2000   2001
               ----   ----
Rent expense   $246   $431
               ====   ====

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

8.   Related party transactions

During 2000, the Company acquired the following business operating assets from the Partnership for cash consideration, which was equivalent to the underlying carrying value in the accounts of the partnership.

                                                                            2000
                                                                            ----

Vehicles                                                                    $156
Computers                                                                   $ 10
Other                                                                       $ 12
Inventory                                                                   $ 60


9.   Subsequent Events

On April 22, 2002, the shareholders of the Company sold one hundred percent of their shares to Central European Distribution Corporation ("CEDC"), a United States company and to its wholly-owned subsidiary Carey Agri International Poland. The sales price consisted of approximately $7,138,000 of cash and 152,996 unregistered newly issued common shares of CEDC, with a 1-year restriction on sale.

On April 13, 2002, a dividend of $740,000 was declared with respect to prior earnings. The dividend is to be paid over five consecutive months, starting May 2002.

                    Central European Distribution Corporation
                         Pro Forma Financial Statements
               Pro Forma Combined Condensed Financial Information
                 As at and for the year ended December 31, 2001

The unaudited pro forma condensed combined balance sheet information set for below for Central European Distribution Corporation (CEDC) and Damianex S.A. gives effect to the purchase on April 22, 2002 of Damianex S.A. by CEDC as if it had been completed on December 31, 2001. The unaudited pro forma condensed combined income statement for 2001 assumes the acquisition was completed on January 1, 2001. The unaudited pro forma condensed combined balance sheet and income statement have been presented as of and for the year ended December 31, 2001. The data is subject to the assumptions and adjustments in the accompanying notes to the pro forma balance sheets and income statements. CEDC has accounted for the acquisition of Damianex S.A. as a purchase in accordance with SFAS 141.

The pro forma information does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and therefore should be read in conjunction with the historical financial statements of CEDC included in its Annual 2001 Report on Form 10K, which are on file with the Securities and Exchange Commission; and the historical financial statements of Damianex S.A. for 2000 and 2001, included herein.

The pro forma adjustments do not reflect operating efficiencies and cost savings that may be achievable with respect to the newly acquired company. The pro forma adjustments do not include any adjustments to the historical operating data for future changes in selling prices or operating changes.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective estimated fair values, will be made after completion of the escrow period (the date government approval in regards to the ownership of the acquired real estate is received, approximately 3 months) and upon receipt of an independent valuation. Accordingly, the purchase accounting adjustments and the following pro forma condensed combined balance sheet and income statement information may be revised. CEDC currently knows of no events that would require a substantial change to the preliminary purchase price allocation.

The pro forma financial information is presented for illustrative purposes only and is not intended to be indicative of the financial position and operating results that would have occurred if the acquisition had been consummated in accordance with the assumptions set forth below nor is it intended to be a forecast of future operating results or financial position.

                   Central European Distribution Corporation

                    Central European Distribution Corporation
        Unaudited Pro Forma Condensed Combined Balance Sheet Information
                                December 31, 2001
                Amounts in columns expressed in thousands of USD

                                                                                                     Total
                                                                                                   Pro Forma
                                               Historical      Historical             Pro Forma    CEDC with
                                                     CEDC  A     Damianex  A         Adjustments    Damianex
                                                                    SA                                 SA
                                               -------------   -------------         -----------   ----------
ASSETS
Current Assets
Cash and cash equivalents                          $ 2,466        $ 2,327      D         7,854
                                                                               D         2,500
                                                                               B        (7,455)      $ 7,692
Accounts receivable, net                            38,102          6,964                             45,066
Inventories                                          9,001          4,356                             13,357
Deferred income tax and other current                2,040             73      C           318         2,431
assets
                                                   -------        -------              -------       -------
                                                    51,609         13,720                3,217        68,546

Property, plant and equipment, net                   3,372          1,550      C           368         5,290
Intangible assets, net                               3,002             --                              3,002
Goodwill, net                                        9,969             --      C         5,664        15,633
Deferred income taxes and other assets               1,025            172                              1,197
                                                   -------        -------              -------       -------
Total Assets                                       $68,977        $15,442              $ 9,249       $93,668
                                                   =======        =======              =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                             $29,685        $ 3,346      C           740       $33,771
Bank loans and overdraft facilities                  9,861          8,012                             17,873
Income and other taxes payable                       1,307            308                              1,615
Other accrued liabilities                            1,692            205                              1,897
Current portion of debt and capital leases           2,181             --                              2,181
                                                   -------        -------              -------       -------
                                                    44,726         11,871                  740        57,337
Non-current deferred taxes                              --             --      C            92            92
Long-term portion of debt and capital leases         3,495             --      D         2,500         5,995
Temporary equity                                                       --      B         1,634         1,634

Stockholders' Equity
Common stock                                            46          1,739      D             7
                                                                               E        (1,739)           53
Additional paid in capital                          15,383             --      D         7,847        23,230
Retained earnings                                    7,161          1,727      E        (1,727)        7,161

Accumulated other comprehensive income
(loss)                                              (1,684)           105      E          (105)       (1,684)
Less Treasury shares                                  (150)            --                               (150)
                                                   -------        -------              -------       -------
                                                    20,756          3,571                4,283        28,610
                                                   -------        -------              -------       -------
Total Liabilities and Stockholders'                $68,977        $15,442              $ 9,249       $93,668
Equity
                                                   =======        =======              =======       =======

                    Central European Distribution Corporation
       Unaudited Pro Forma Condensed Combined Income Statement Information
                      For the year ended December 31, 2001
    Amounts in columns expressed in thousands of USD (except per share data)

                                                                                           Total
                                                                                         Pro Forma
                                                              Historical                 CEDC with
                                                 Historical   Damianex A    Pro Forma    Damianex
                                                   CEDC A         SA       Adjustments      SA
                                                 ----------   ----------   -----------   ---------
Net sales                                         $178,236      $78,977                   $257,213
Cost of goods sold, excluding depreciation         154,622       70,262                    224,884
                                                  --------      -------       -----       --------
                                                    23,614        8,715                     32,329
Selling, general and administrative expenses,
excluding depreciation                              16,445        6,008                     22,453
Bad debt expense                                       711          218                        929
Depreciation of tangible fixed assets                  841          258F         10          1,109
Amortization of intangible assets                      762           --                        762
                                                  --------      -------       -----       --------
Operating income                                     4,855        2,231         (10)         7,076
Non-operating income (expense)
Interest expense                                    (1,345)        (555)D      (106)        (2,006)
Other income,  net                                     148           55          --            203
                                                  --------      -------       -----       --------
Income before income taxes                           3,658        1,731        (116)         5,273
Income tax (expense) benefit                        (1,132)        (520)G        33         (1,619)
                                                  --------      -------       -----       --------

Net income                                        $  2,526      $ 1,211       $ (83)      $  3,654
                                                  ========      =======       =====       ========

Net income per share of common stock , basic      $   0.58                                $   0.67
                                                  ========                                ========

Net income per share of common stock , diluted    $   0.57                                $   0.66
                                                  ========                                ========

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                      For the year ended December 31, 2001
    Amounts in columns expressed in thousands of USD (except per share data)

A. These columns represent the historical balance sheet and results of operations as follows:

     CEDC - combined results as of and for the year ended December 31, 2001

     Damianex S.A. - historical results as of and for the year ended December 31, 2001

B. On April 22, 2002, CEDC purchased the outstanding shares of Damianex S.A. Total consideration for the acquisition consisted of the following:

     Cash consideration to stockholders    $7,138
     152,996 shares of CEDC common stock
                                            1,634
     Acquisition costs (estimated)            317
                                           ------
                                           $9,089
                                           ======

     CEDC's common stock was valued at the average stock price a few days before and after the agreement terms were finalized. The shares issued are not registered and may not be sold without the consent of CEDC for one year subsequent to the acquisition.

     The Sellers were granted an option to sell the acquired CEDC stock ("Put Option") back to the Company equal to $12.00 per share from April 23, 2003 to April 29, 2003. See note I for further information.

     As part of the Agreement, approximately $3,200,000 was transferred to an escrow account. The funds in the escrow account will be paid to the sellers when CEDC receives approval from the Polish Government in regards to the ownership of the real estate element of the transaction (estimated to be approximately 3 months). If approval is not received, the real estate will be separated from the Company and sold to a mutually agreed upon third party for a mutually agreed price. As part of the sale of the real estate, a lease agreement would be established for a period of three to five years with the buyers which shall not exceed the market price applicable in the region. If the real estate is not sold within six months from the day the Polish Government informs the parties of its refusal, the funds in the escrow account will be transferred back to CEDC with 50% of the interest earned on the prepayment.

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                      For the year ended December 31, 2001
    Amounts in columns expressed in thousands of USD (except per share data)


C. In connection with the preparation of the Pro Forma Condensed Combined Balance sheet information at December 31, 2001, the book values of certain assets were adjusted to estimated fair values as follows (assuming the Polish Government approves the real estate element of the transaction):

     Cost of acquisition of Damianex S.A.                                            $ 9,089
     Historical net book value of Damianex S.A. at December 31, 2001                  *2,831
     To increase land to estimated fair value                                  165

     To increase buildings to estimated fair value                             203
     To  record  deferred  taxes on  increase  of book  values of land and
     buildings                                                                 (92)
     Other current assets                                                    **318
                                                                             -----
                                                                                     -------
     Preliminary goodwill                                                            $ 5,664
                                                                                     =======

     * Assuming the acquisition was finalized on December 31, 2001, the historical net book has been reduced to reflect a dividend declared in 2002 in the amount of $740,000.

     ** Assuming the acquisition was finalized on December 31, 2001, the goodwill was adjusted to reflect the actual acquired goodwill on April 22, 2002.

     In accordance with SFAS 142, goodwill is no longer amortized. The allocation of the excess purchase price to goodwill may be revised when the Company receives an independent valuation in regards to the acquisition of the tangible and intangible business assets acquired and upon completion of the escrow period. CEDC does not expect material adjustments from the completion of this process.

D.   The acquisition was financed as follows:

     The Company secured additional long-term borrowings of approximately $2,500,000. The interest rate on the additional borrowings is LIBOR plus 2%. The average LIBOR plus 2% rate for 2001 was approximately 4.25%. The additional interest expense in regards to the pro forma condensed combined income statement information is approximately $106,000. The loan is repayable in quarterly installments commencing during the second quarter of 2003.

     On March 28, 2002, CEDC finalized the private placement of 800,000 shares of the Company's common stock. The Company received approximate net proceeds of $7,854,000. The Company is using the proceeds as follows:

     Acquisition of Damaniex        $4,638
     Proposed acquisition of AGIS    2,916
     Other                             300
                                    ------
                                    $7,854
                                    ======

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                      For the year ended December 31, 2001
    Amounts in columns expressed in thousands of USD (except per share data)

E. The following adjustments have been made to eliminate the December 31, 2001 shareholders' equity account of Damianex.

                                               December 31, 2001
                                               -----------------
     Common Stock                                    $1,739
     Retained earnings                                1,727
     Accumulated other comprehensive income,
     (net of tax)                                       105
                                                     ------
                                                     $3,571
                                                     ======

F. The increase in the fair market values of the acquired buildings subsequently increased the depreciation expense for 2001. The depreciation expense was calculated based on the estimated average remaining life of buildings (approximately 20 years) which is approximately 5%. The additional depreciation expense for the year ended December 31, 2001 is approximately $10,000.

G. The pro forma income tax entry provides consideration for the following items:

                                                 Year ended
                                              December 31, 2001

     Interest expense                               $106
                                                    ----
     Additional tax deductible expenditures          106
     Tax rate for period                              28%
                                                    ----
     Total pro forma tax expense                      30
     *Deferred tax benefit                             3
                                                    ----
                                                    $ 33
                                                    ====

     *The deferred tax benefit (see paragraph C) is a result of the reversal of the deferred tax liability in regards to additional depreciation expense derived from the fair value adjustment of buildings. .

H. CEDC's management does not presently anticipate any significant personnel reductions as a result of the acquisition.

I. As indicated in note B, the acquisition agreement granted the Sellers of Damianex the option to sell the 152,996 shares granted in the business combination back to CEDC in 12 months at a price of $12.00 per share. The discount from the fair value of the put options will be accreted over the 12 months by a charge to retained earnings (reduction of earnings available to common stockholders when calculating earnings per share). If the put lapses, the shares will be transferred to equity at the accreted value. If the shares are purchased by the Company they will be treated as treasury shares. These shares have been disclosed in the pro forma condensed consolidated balance sheet as temporary equity above stockholders' equity. Prior to the exercise option period (April 23, 2003 to April 29, 2003) these shares will be considered in the calculation of diluted earnings per share (unless considered anti-dilutive).

                    Central European Distribution Corporation
    Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                      For the year ended December 31, 2001
            Amounts in columns expressed in thousands of USD (except
                                 per share data)

J. Pro forma net income per share information considers the effects of shares issued in the private placement transaction as though they were outstanding during the period presented. Due to the put feature, the shares issued to the selling shareholders are not considered in the basic pro forma earnings per share calculations. The shares used for these calculations were as follows:

                                                   Year ended December 31, 2001
                                                   -----------------------------

                                                      Historical   Pro forma
                                                      ----------   ---------

    Basic                                                4,359       *5,159

    Diluted                                              4,447      **5,241

     * Includes 800,000 common shares issued in regards to the private placement offering (see paragraph D),
     ** The pro forma diluted earnings per share are calculated using the pro forma shares above. The pro forma diluted earnings per share calculation does not include the 161,380 incremental shares as a result of applying the reverse treasury stock method to the 152,996 common shares with attached put options issued in connection with this acquisition. The result of this is anti-dilutive.

     As discussed in Note I, the discount of the fair value of the put options in regards to the 152,996 shares issued for the purchase of Damianex will be accreted over the 12 months by a charge to retained earnings (reduction of earnings available to common stockholders when calculating earnings per share). For purposes of the calculation of pro forma basic earnings per share, net income disclosed in the pro forma condensed consolidated income statement has been reduced by full accretion of the discount of $202,000, resulting in earnings available to common stockholders of $3,452,000. This amount is divided by the pro forma basic and diluted shares shown above to arrive at pro forma earnings per share.

(c) Exhibits

2  Investment Agreement dated April 22, 2002

23 Consent of Ernst & Young Audit Sp. z o.o.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Central European Distribution Corporation
                                                      (Registrant)


May 14, 2002                                    /s/ James Archbold
                                                ----------------------------
                                                    James Archbold
                                                    Vice President and Secretary